Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements listed below of AIMCO Properties, L.P. and in the related Prospectuses of our reports dated February 19, 2019, with respect to the consolidated financial statements and the financial statement schedule of AIMCO Properties, L.P., and the effectiveness of internal control over financial reporting of AIMCO Properties, L.P., included in this Annual Report (Form 10-K) for the year ended December 31, 2018.

Form S-3ASR No. 333-217456-01
Form S-4 No. 333-60355-01
Form S-4 No. 333-90588-01
Form S-4 No. 333-90590-01
Form S-4 No. 333-136801-01
Form S-4 No. 333-169353-01
Form S-4 No. 333-169869-01
Form S-4 No. 333-169870-01
Form S-4 No. 333-169871-01
Form S-4 No. 333-169872-01
Form S-4 No. 333-169873-01
Form S-4 No. 333-175842-01
Form S-4 No. 333-175843-01
Form S-4 No. 333-175846-01
Form S-4 No. 333-175847-01
Form S-4 No. 333-175848-01
Form S-4 No. 333-175849-01
Form S-4 No. 333-175850-01
Form S-4 No. 333-175853-01
Form S-4 No. 333-186965-01
Form S-8 No. 333-225037

/s/ ERNST & YOUNG LLP

Denver, Colorado
February 19, 2019